                                                                                                                                                             Exhibit 99
                                                                          MORTGAGE AND OTHER NOTES PAYABLE
                                                                 INCLUDING WEIGHTED INTEREST RATES AT MARCH 31, 2002
                                                           BENEFICIAL      EFFECTIVE
                                               100%         INTEREST       RATE     (a)
                                                                                         ---------------------------------------------------------------------------------------------
                                             03/31/02       03/31/02     03/31/02         2002     2003    2004     2005    2006    2007     2008    2009     2010    2011     TOTAL
                                             --------       --------     --------         -----    -----   -----    -----   -----   -----    -----   -----    -----   -----    -----

CONSOLIDATED  FIXED RATE DEBT:
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

BEVERLY CENTER                                   146.0           146.0        8.36%                          146.0                                                              146.0
BILTMORE FASHION PARK                             78.8            78.8        7.68%           0.6     0.8      0.9     1.0     1.1      1.2     1.2     72.0                     78.8
MACARTHUR CENTER                                 143.2           100.2        7.59%           0.7     1.1      1.1     1.2     1.3      1.4     1.5      1.7    90.2            100.2
REGENCY SQUARE                                    82.2            82.2        6.75%           0.6     0.9      0.9     1.0     1.1      1.1     1.2      1.3     1.4     72.8    82.2
THE MALL AT SHORT HILLS                          270.0           270.0        6.70%           1.9     3.0      3.2     3.5     3.7      4.0     4.2    246.4                    270.0
OTHER                                             23.5            23.5       12.07%           1.8     0.3      0.3     0.3     0.4      0.4     0.1     20.0     0.0      0.0    23.5
                                             -----------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FIXED                         743.8           700.8                        5.6     6.1    152.5     7.0     7.5      8.1     8.3    341.4    91.5     72.8   700.8
WEIGHTED RATE                                    7.48%           7.47%                      7.12%   6.98%    8.30%   6.98%   6.98%    6.99%   7.01%    7.28%   7.58%    6.75%

CONSOLIDATED FLOATING RATE DEBT:
--------------------------------
GREAT LAKES CROSSING                             150.3           127.8        4.57% (c)       1.6   126.2                                                                       127.8
THE SHOPS AT WILLOW BEND                         193.6           193.6        4.13% (d)             193.6                                                                       193.6
THE MALL AT WELLINGTON GREEN                     134.0           120.6        4.42% (e)                      120.6                                                              120.6
TRG CREDIT FACILITY                               11.5            11.5        2.85% (i)      11.5                                                                                11.5
TRG CREDIT FACILITY                              190.0           190.0        2.96% (f)                      190.0                                                              190.0
                                             -----------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FLOATING                      679.4           643.5                       13.1   319.8    310.6                                                              643.5
WEIGHTED RATE                                    3.93%           3.90%                      3.06%   4.30%    3.53%

TOTAL CONSOLIDATED                              1423.2          1344.3                       18.7   325.9    463.1     7.0     7.5      8.1     8.3    341.4    91.5     72.8  1344.3
WEIGHTED RATE                                    5.79%           5.76%                      4.27%   4.35%    5.10%   6.98%   6.98%    6.99%   7.01%    7.28%   7.58%    6.75%
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

JOINT VENTURES FIXED RATE DEBT:
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
ARIZONA MILLS                         36.84%     144.3            53.2        7.90%           0.3     0.5      0.5     0.6     0.6      0.6     0.7      0.8    48.7             53.2
CHERRY CREEK                          50.00%     177.0            88.5        7.68%                            0.5     1.3    86.7                                               88.5
FAIR OAKS                             50.00%     140.0            70.0        6.60%                                                            70.0                              70.0
WESTFARMS                             78.94%     100.0            78.9        7.85%          78.9                                                                                78.9
WOODLAND                              50.00%      66.0            33.0        8.20%                           33.0                                                               33.0
                                             -----------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FIXED                        627.3           323.6                       79.3     0.5     34.0     1.8    87.3      0.6    70.7      0.8    48.7            323.6
WEIGHTED RATE                                    7.57%           7.58%                      7.85%   7.90%    8.19%   7.75%   7.68%    7.90%   6.61%    7.90%   7.90%

JOINT VENTURES FLOATING RATE DEBT:
----------------------------------
DOLPHIN MALL                          50.00%     176.3 (b)        88.2        4.48% (g)      88.2                                                                                88.2
THE MALL AT MILLENIA                  50.00%      75.5            37.7        3.98% (h)              37.7                                                                        37.7
STAMFORD TOWN CENTER                  50.00%      76.0            38.0        2.70% (j)      38.0                                                                                38.0
INTERNATIONAL PLAZA                   26.49%     182.4            48.3        4.34% (k)      48.3                                                                                48.3
WESTFARMS                             78.94%      55.0            43.4        5.16% (l)      43.4                                                                                43.4
OTHER                                              3.7             2.4        4.75%           0.5     0.6      0.6     0.3     0.2      0.0                                       2.4
                                             -----------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FLOATING                     568.9           258.0                      218.4    38.4      0.6     0.3     0.2      0.0                                     258.0
WEIGHTED RATE                                    4.20%           4.24%                      4.27%   4.00%    4.75%   4.75%   4.75%    4.75%

TOTAL JOINT VENTURE                             1196.2           581.6                      297.6    38.8     34.6     2.2    87.6      0.7    70.7      0.8    48.7      0.0   581.6
WEIGHTED RATE                                    5.97%           6.09%                      5.23%   4.04%    8.12%   7.26%   7.67%    7.75%   6.61%    7.90%   7.90%    0.00%
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

TRG BENEFICIAL INTEREST TOTALS
------------------------------
FIXED RATE DEBT                                1,371.1         1,024.4                       84.8     6.6    186.5     8.8    94.9      8.7    78.9    342.2   140.2     72.8 1,024.4
                                                 7.52%           7.50%                      7.80%   7.04%    8.28%   7.14%   7.63%    7.05%   6.65%    7.28%   7.69%    6.75%
FLOATING RATE DEBT                             1,248.3           901.5                      231.5   358.2    311.3     0.3     0.2      0.0     0.0      0.0     0.0      0.0   901.5
                                                 4.05%           4.00%                      4.21%   4.27%    3.53%   4.75%   4.75%    4.75%
TOTAL                                          2,619.4         1,925.9                      316.3   364.8    497.7     9.2    95.1      8.7    78.9    342.2   140.2     72.8 1,925.9
                                                 5.87%           5.86%                      5.17%   4.32%    5.31%   7.05%   7.62%    7.05%   6.65%    7.28%   7.69%    6.75%

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                          Average Maturity                   4.35
                                                                                         =========

(a) Does not include effect of amortization of debt issuance costs or interest rate hedging costs.
(b) As of 3/31/02, $200 M is swapped to an all-in rate of 8.14%.  Because the swap does not qualify for hedge accounting, changes in the fair value of the swap are recognized through earnings.
(c) LIBOR rate is locked to April 2003 on $147.9 M at 4.59%.
(d) LIBOR rate is locked to November 2002 on $182.4 M at 4.15% and floating month to month on the remainder.
(e) LIBOR rate is locked to October 2002 on $106.7 M at 4.5% and to November 2002 on 17.6 M at 4.32% with the remainder floating month to month.
(f) LIBOR rate is locked to November 2002 on $75 M at 3.17%, to May 2002 on $65 M at 2.82% and is floating month to month on the remainder.
(g) LIBOR rate is locked to October 2002 on $164.6 M at 4.53% and to May 2002 on the remainder.
(h) LIBOR rate is locked to May 2002 on $48.3 M at 4.06% and is floating month to month on the remainder.
(i) Rate floats daily.
(j) LIBOR rate is floating month to month.
(k) LIBOR rate is locked to October 2002 on $160.4 M at 4.40%, to May 2002 on $5.2 M and is floating month to month on the remainder.
(l) LIBOR rate is locked to July 2002.